UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of report (Date of earliest event reported): August 13, 2007

APRIA HEALTHCARE GROUP INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-14316 (Commission File Number)	33-0488566 (I.R.S. Employer Identification Number)

26220 Enterprise Court Lake Forest, California (Address of principal executive offices)	92630 (Zip Code)

Registrant’s telephone number: (949) 639-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

Appointment of New Chief Accounting Officer.

On August 13, 2007, Apria Healthcare Group Inc. (“Apria”) announced that Peter A. Reynolds had been named as its Chief Accounting Officer and Controller, effective immediately. In this capacity Mr. Reynolds will serve as Apria’s principal accounting officer, replacing Alicia Price who recently resigned.

Mr. Reynolds, age 49, joins Apria from Skilled Healthcare Group Inc., where he served as Senior Vice President and Chief Accounting Officer since April of 2006. Before joining Skilled Healthcare, from 1997 until 2005, Mr. Reynolds served as a corporate vice president and controller of PacifiCare Health Systems, Inc. continuing in that capacity from 2005 until 2006 after PacifiCare was acquired by and became an operating division of United Health Group, Inc.

Pursuant to the terms of his employment with Apria, Mr. Reynolds will receive an annual base salary of $250,000, and will have a target bonus opportunity for 2007 of 50% of his prorated base salary for that year. In addition, Mr. Reynolds was granted a stock option to purchase 20,000 shares of Apria’s common stock at an exercise price of $25.71 per share (the closing market price of a share of Apria’s common stock on the New York Stock Exchange on August 13, 2007, the date of grant of the option). The stock option vests over three years subject to Mr. Reynolds’ continued employment with Apria.

Mr. Reynolds also has the opportunity to receive 5,000 shares of restricted Apria common stock which will vest over three years, subject to Mr. Reynolds’ continued employment with Apria and his agreement to certain restrictive covenants in favor of Apria.

To partially offset the loss of equity grants from Skilled Healthcare that Mr. Reynolds forfeited upon accepting employment with Apria, Mr. Reynolds will also receive a credit of $200,000 in his Apria deferred compensation account that will vest over three years, subject to Mr. Reynolds’ continued employment by Apria.

In the event that Mr. Reynolds’ employment is terminated by Apria without “cause” or by Mr. Reynolds for “good reason,” Apria will pay Mr. Reynolds a severance benefit equal to the sum of his annual rate of base salary then in effect, plus the average of his annual bonuses with Apria over the two most recently completed fiscal years, plus the annual cost for Mr. Reynolds to obtain medical, dental and vision insurance under COBRA.

A copy of the Press Release announcing the appointment of Mr. Reynolds is attached as Exhibit 99.1 to this current report and is incorporated herein by this reference.

Item 9.01.       Financial Statements and Exhibits

(d)	Exhibits:
	Exhibit Number 99.1	Reference Press release dated August 13, 2007 announcing employment of new chief accounting officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APRIA HEALTHCARE GROUP INC. Registrant
August 17, 2007	/s/ RAOUL SMYTH Raoul Smyth Vice President, Associate General Counsel